Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Entity	Ownership	Jurisdiction
Bill.com LLC	100% owned by Bill.com Holdings, Inc.	Delaware, USA
6220 America Center Drive, Suite 100
San Jose, CA 95022

Bill.com Canada, LLC	100% owned by Bill.com Holdings, Inc.	Delaware, USA
6220 America Center Drive, Suite 100
San Jose, CA 95022

Bill.com Capital Holdings, LLC	100% owned by Bill.com Holdings, Inc.	Delaware, USA
6220 America Center Drive, Suite 100
San Jose, CA 95022

Bill.com Capital 1, LLC	100% owned by Bill.com Capital Holdings, LLC	Delaware, USA
6220 America Center Drive, Suite 100
San Jose, CA 95022

Bill.com Capital 2, LLC	100% owned by Bill.com Capital Holdings, LLC	Delaware, USA
6220 America Center Drive, Suite 100
San Jose, CA 95022

Divvy Peach, LLC	100% owned by DivvyPay, LLC	Delaware, USA
13707 South 200 West
Draper, UT 84020

Divvy Credit 1, LLC	100% owned by DivvyPay, LLC	Delaware, USA
13707 South 200 West
Draper, UT 84020

Phlo, Inc.	100% owned by DivvyPay, LLC	Delaware, USA
13707 South 200 West
Draper, UT 84020

Cimrid Pty, Ltd	100% owned by Invoice2go, LLC	Sydney, Australia
Level 27, 161 Castlereagh Street
Sydney NSW 2000
Australia

Bill.com Canada, Inc.	100% owned by Bill.com International, Inc.	Ontario, Canada
40 King Street West, Suite 2100
Toronto, Ontario M5H 3C2
Canada

Bill.com International, Inc.	100% owned by Bill.com Holdings, Inc.	Delaware, USA
6220 America Center Drive, Suite 100
San Jose, CA 95022

DivvyPay, LLC	100% owned by Bill.com Holdings, Inc.	Delaware, USA
13707 South 200 West
Draper, UT 84020

Invoice2Go, LLC	100% owned by Bill.com Holdings, Inc.	Delaware, USA
6220 America Center Drive, Suite 100
San Jose, CA 95022